UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CALYXT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CALYXT, INC.

2800 Mount Ridge Road

Roseville, Minnesota 55113

Notice of 2022 Annual Meeting of Stockholders

to be held on June 1, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Calyxt, Inc., to be held virtually via live audio webcast at www.virtualshareholdermeeting.com/CLXT2022, on Wednesday, June 1, 2022, at 10:00 a.m. Central Time, for the following purposes:

1.

To elect eight directors to our Board of Directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal;

2.	To ratify the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022;

3.

To approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of the Company’s shares of Common Stock at a ratio not less than 2-to-1 and not greater than 10-to-1, with the exact ratio to be set within that range at the discretion of our Board of Directors before April 1, 2024 without further approval or authorization of our stockholders (the “Reverse Stock Split”); and

Stockholders will also act on such other business and matters or proposals as may properly come before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 6, 2022. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Calyxt, Inc.’s list of stockholders as of April 6, 2022, will be available for inspection 10 days prior to the Annual Meeting during ordinary business hours at our corporate headquarters. In addition, the list of stockholders will also be available during the Annual Meeting through the meeting website for those stockholders who choose to attend.

Your vote as a stockholder of Calyxt, Inc. is very important. Each share of stock that you own represents one vote.

By Order of the Board of Directors,
/s/ Michael A. Carr
Michael A. Carr President & Chief Executive Officer Roseville, Minnesota , 2022

Whether or not you expect to attend the online Annual Meeting, please submit voting instructions for your shares promptly by internet at www.proxyvote.com, by telephone at 1-800-690-6903 (toll free) or by mail. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 1, 2022

The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

CALYXT, INC.

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

Page
Important Notice Regarding the Availability of Proxy Materials for the Calyxt, Inc. Stockholder Meeting to be Held on June 1, 2022	1
Information about the Annual Meeting	1
Proposal No. 1 – Election of Directors	9
Directors and Corporate Governance	13
Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	19
Relationship with Independent Registered Public Accounting Firm	20
Report of the Audit Committee	21
Proposal No. 3 – Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split at the Discretion of our Board of Directors	22
Executive Officers	29
Executive Compensation	30
Director Compensation	36
Compensation Committee Interlocks and Insider Participation	37
Security Ownership of Certain Beneficial Owners and Management	38
Delinquent 16(a) Reports	39
Certain Relationships and Related Transactions	40
Other Matters	43
Appendix A — Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Calyxt, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE CALYXT, INC. STOCKHOLDER MEETING TO BE HELD ON JUNE 1, 2022

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K, primarily over the internet rather than in paper form. Instructions on how to access these materials online or how to request a paper copy of the proxy materials may be found in the Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), which is being first mailed on or about                 , 2022, to all stockholders entitled to receive notice of and to vote at the Annual Meeting. We believe that following this rule makes the distribution of proxy materials more efficient and less costly and helps in conserving natural resources.

The proxy materials referred to in the Notice of Internet Availability are both downloadable and printable. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice of Internet Availability.

The Notice of the Calyxt, Inc. 2022 Annual Meeting of Stockholders, this Proxy Statement for the 2022 Annual Meeting of Stockholders, and Calyxt, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, are available at www.proxyvote.com. These materials will remain on this website and be accessible to Calyxt, Inc. stockholders through the conclusion of the Annual Meeting at no charge to the stockholder.

INFORMATION ABOUT THE ANNUAL MEETING

The Calyxt, Inc. Board of Directors (the “Board”) is providing you with these proxy materials because the Board is soliciting your proxy to vote at the Calyxt, Inc. 2022 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. The Board requests that you vote on the proposals described in this Proxy Statement. You are invited to attend the Annual Meeting online, but you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply vote your shares by proxy by voting online or by telephone as described on the proxy card or voting instruction form or, request a proxy card from us and complete, sign, and return it at your earliest convenience in the postage-prepaid return envelope that will be provided.

Calyxt, Inc. intends to post this Proxy Statement, proxy card, and Annual Report on Form 10-K online at www.proxyvote.com and at https://ir.calyxt.com/sec-filings on or about                 , 2022. We will mail printed copies of the proxy materials to stockholders who request them by following the instructions contained in the Notice of Internet Availability.

In this Proxy Statement, the terms “Calyxt,” the “Company,” “we,” “us,” and “our” refer to Calyxt, Inc. and the term “Cellectis” refers to Cellectis S.A., our majority stockholder. The mailing address of the principal executive offices is Calyxt, Inc., 2800 Mount Ridge Road, Roseville, MN 55113.

Conduct of the Meeting – Virtual Only

The Annual Meeting will be held virtually on June 1, 2022, at 10:00 a.m. Central Time via live audio webcast at www.virtualshareholdermeeting.com/CLXT2022. There will be no physical meeting location, though we have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. In addition to supporting the health and well-being of our employees, stockholders, and other members of the community this year, we believe there are many benefits to a virtual meeting, including expanded access, improved communication, and cost savings for our stockholders and us. We believe that hosting a virtual meeting enables stockholder participation from any location around the world.

To attend the Annual Meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability or proxy card.

We recommend that you log in at least 15 minutes before the Annual Meeting to ensure that you are logged in when the meeting starts. Online access will begin at 9:45 a.m. Central Time. The Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting. Attendees should allow plenty of time to log in (at least 15 minutes before the Annual Meeting) and ensure that they can hear streaming audio prior to the start of the Annual Meeting. Information on how to vote online at the Annual Meeting is discussed below.

If you wish to submit a question, please do so during the meeting by logging into the virtual platform at www.virtualshareholdermeeting.com/CLXT2022 and follow the instructions within.

Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. If we are unable to respond to a stockholder’s properly submitted question due to time constraints, we will respond directly to that stockholder using the contact information provided.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log in page.

Record Date and Voting Power

Our Board has fixed April 6, 2022, as the record date for the Annual Meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. On the record date, there were 42,768,163 shares of common stock outstanding and entitled to vote. Stockholders are entitled to one vote for each share of common stock held as of the record date. There will be no cumulative voting in the election of directors.

Stockholder of Record: Shares Registered in Your Name

If on April 6, 2022, your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote in advance of the Annual Meeting by proxy. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability or proxy card to vote online at the Annual Meeting or to submit voting instructions in advance of the Annual Meeting by internet or telephone for your shares to be voted by proxy.

Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted, we urge you to submit voting instructions by internet or telephone as instructed on your Notice of Internet Availability or proxy card or to request a proxy card from us and complete, date, sign, and return the proxy card in the envelope that we will provide to you.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent

If on April 6, 2022, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization (as opposed to in your name directly), then you are the beneficial owner of shares held in “street name” and the organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account, and such broker or other agent has provided voting instructions for you to use in directing it on how to vote your shares. As a beneficial owner, you are also invited to attend the Annual Meeting. However, as you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent in whose name the shares are held in advance of the Annual Meeting.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. The presence, virtually or by proxy, of the holders of a majority of the outstanding common shares of Calyxt entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. On the record date, there were 42,768,163 shares outstanding and entitled to vote. Thus, the holders of 21,384,082 shares must be present virtually or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

If, however, a quorum is not present at the Annual Meeting, either the Chair of the Annual Meeting or a majority of the holders of common stock present virtually or represented by proxy will adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum is present. At such adjourned meeting at which a quorum is present any business may be transacted which would have been transacted at the original Annual Meeting.

Recommendations of the Board of Directors on Each of the Proposals

There are three proposals that will be presented to Calyxt stockholders at the Annual Meeting:

Proposal No. 1 – Election of Directors.

The Board recommends that you vote FOR the election of each of the eight nominees named in this Proxy Statement.

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm.

The Board recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Proposal No. 3 – Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split at the Discretion of our Board of Directors.

The Board recommends that you vote FOR the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to effect a reverse stock split of the Company’s shares of Common Stock at a ratio not less than 2-to-1 and not greater than 10-to-1, with the exact ratio to be set within that range at the discretion of our Board of Directors before April 1, 2024 without further approval or authorization of our stockholders.

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Required Votes

Pursuant to our amended and restated bylaws (“bylaws”):

•

Nominees for election to our Board of Directors will be elected by a plurality of the votes of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the eight nominees receiving the highest number of affirmative “For” votes will be elected. Only votes “For” will affect the outcome. Abstentions and broker non-votes will have no effect on the outcome of the vote on Proposal No. 1.

•

The appointment of Ernst & Young LLP as our independent public accounting firm for the fiscal year ending December 31, 2022, will be ratified by the affirmative “For” vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting and entitled to vote on this matter. Abstentions will have no effect on the outcome of the vote on Proposal No. 2. Because Proposal No. 2 is a routine matter, it is expected that there would not be any broker non-votes.

•

Approval of the amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split will be approved by the affirmative “For” vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting and entitled to vote on this matter. Abstentions and broker non-votes will have no effect on the outcome of the vote on Proposal No. 3.

Voting Instructions; Voting of Proxies

You may either vote “For” or “Withhold” authority to vote for each nominee for the Board. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, you may vote “For” or “Against” or “Abstain.” With respect to approval of the Reverse Stock Split, you may vote “For” or “Against” or “Abstain.”

The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may (1) vote by proxy by using a proxy card that you may request from us, (2) vote by proxy over the internet prior to the meeting, (3) vote over the internet during the meeting, or (4) vote by proxy by telephone prior to the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy (via card, Internet, or telephone) to ensure your vote is counted. You may still attend the Annual Meeting and vote if you have already voted by proxy.

•

You can vote by proxy card by requesting a proxy card from us pursuant to the instructions in the Notice of Internet Availability, and promptly completing and returning your signed proxy card in the envelope that will be provided. You should mail your signed proxy card sufficiently in advance for it to be received by May 29, 2022.

•

To vote online prior to the Annual Meeting, visit www.proxyvote.com, be sure to have your Notice of Internet Availability or proxy card available, and follow the steps outlined on the secure website. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability or proxy card to vote online. Your vote must be received by 11:59 p.m., Eastern Time on May 31, 2022, to be counted.

•

To vote by telephone within the United States and Canada, call 1-800-690-6903 (toll free) on a touch tone telephone and follow the instructions provided by the recorded message. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability or proxy card to vote by telephone. Your vote must be received by 11:59 p.m., Eastern Time on May 31, 2022, to be counted.

•

To vote online during the Annual Meeting, visit www.virtualshareholdermeeting.com/CLXT2022, be sure to have your Notice of Internet Availability or proxy card available and follow the instructions given on the secure website. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability or proxy card to vote online at the Annual Meeting.

We provide Internet proxy voting to allow you to vote your shares online with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Please follow the voting instructions in that notice to ensure that your vote is counted. Alternatively, you may vote over the Internet as instructed by your broker, bank, or other agent. To vote online during the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent and follow the instructions included with those proxy materials. You may contact the broker, bank, or other agent in whose name your shares are registered to request a proxy form.

Consequences of Not Voting

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by telephone or online during the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent

A broker non-vote occurs when shares registered in the name of a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its client who beneficially owns those shares. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters.

Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. Proposal No. 1 (the election of directors) and Proposal No. 3 (approval of the amendment to the Company’s Amended and Restated Articles of Incorporation to effect the Reverse Stock Split) are considered non-routine matters under applicable rules, and your broker or other nominee will not have discretion to vote on Proposal No. 1 or Proposal No. 3 absent direction from you. Accordingly, there may be broker non-votes on Proposal No. 1 (the election of directors) and Proposal No. 3 (approval of the amendment to the Company’s Amended and Restated Articles of Incorporation to effect the Reverse Stock Split). Proposal No. 2 (the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022) is considered a routine matter under applicable rules, and your broker or other nominee may generally vote in its discretion. Accordingly, no broker non-votes are expected to exist in connection with Proposal No. 2.

The Company’s bylaws provide that a majority of the shares entitled to vote, present virtually, or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. In addition, under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker non-votes are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. As a result, broker non-votes and abstentions by stockholders from voting (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining a quorum is present. However, because broker non-votes and abstentions are not voted affirmatively or negatively, they will have no effect on the approval of Proposal No. 1, Proposal No. 2, or Proposal No. 3 (other than with respect to the determination of whether a quorum is present).

Returning Blank Proxy Card

If you request a proxy card from us and return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, “For” the election of each of the nominees for director, “For” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, and “For” the approval of the amendment to the Company’s Amended and Restated Articles of

Incorporation to effect the Reverse Stock Split. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Expenses of Soliciting Proxies

The Board is soliciting proxies to provide an opportunity for all stockholders to vote, whether or not the stockholders are able to attend the Annual Meeting or an adjournment or postponement thereof. We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, the Company’s directors and employees may also solicit proxies by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

Receiving More than One Proxy

If you receive more than one Notice of Internet Availability or more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice of Internet Availability or set of proxy materials that you receive to ensure that all your shares are voted. Each Notice of Internet Availability or proxy card may have a different 16-digit control number printed in the box marked by the arrow.

Revocation of Proxies

Stockholder of Record: Shares Registered in Your Name

You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by voting again through the internet or by telephone.

•	You may send a timely written notice that you are revoking your proxy to Calyxt’s General Counsel at 2800 Mount Ridge Road, Roseville, MN 55113.

•

You may attend the virtual Annual Meeting and vote online by following the instructions posted at www.virtualshareholdermeeting.com/CLXT2022. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

The latest proxy vote is the one that is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent

If your shares are held by your broker, bank, or other agent, as a nominee or agent, you should follow the instructions provided by such broker, bank, or other agent.

Results of Voting at the Annual Meeting

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of the Company’s named executive officers or the frequency with which such votes must be conducted. We would cease to be an “emerging growth company” upon the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of public float (iii) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities held by non-affiliates; and (iv) the last day of the fiscal year ending after the fifth anniversary of the Company’s initial public offering, or December 31, 2022.

Procedure for Submitting Stockholders Proposals and Director Nominees at the 2023 Annual Meeting of Stockholders

The rules of the SEC permit our stockholders, after timely notice to Calyxt, to present proposals in the Company’s proxy statement for stockholder action where such proposals are consistent with applicable law, constitute a proper matter for stockholder action, and are not properly omitted by Calyxt in accordance with the rules of the SEC. To be timely for the Company’s 2023 Annual Meeting of Stockholders, a stockholder’s notice of a proposal must be delivered to or mailed and received by the Secretary of Calyxt at the Company’s principal executive offices, 2800 Mount Ridge Road, Roseville, MN 55113, no later than December 20, 2022.

Pursuant to the Company’s bylaws, in order for a proposal to be properly brought before the next annual meeting by a stockholder or for a stockholder’s nominee for director to be considered at such annual meeting, the stockholder must give written notice of such stockholder’s intent to bring a matter before the annual meeting or to nominate the director, which must be received by the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. In the case of the Company’s 2023 Annual Meeting of Stockholders, to be timely under the Company’s bylaws, a stockholder’s notice must be received not later than March 3, 2023, nor earlier than February 1, 2023. Each such notice must set forth certain information with respect to the stockholder who intends to bring a proposal before the meeting or to make the nomination, and the director nominee or proposal, as set forth in greater detail in the Company’s bylaws. If we receive notice of a stockholder proposal after March 3, 2023, such proposal also will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board for this 2022 Annual Meeting of Stockholders may exercise discretionary voting power with respect to such proposal.

In the event that the date of the Company’s 2023 Annual Meeting is advanced more than 30 days prior to the anniversary of the Company’s 2022 Annual Meeting or delayed more than 30 days after such anniversary date, then to be timely such notice must be received by the Company no earlier than 120 days prior to such 2023 Annual Meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by the Company.

In addition to satisfying the requirements under the Company’s bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the first anniversary date of this year’s annual meeting. If the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 calendar days from the anniversary of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2023

Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of the 2023 Annual Meeting of Stockholders is first made. Accordingly, for the 2023 Annual Meeting of Stockholders, we must receive such notice no later than April 2, 2022.

Copies of Proxy Materials and Corporate Governance Documents

The Notice of 2022 Annual Meeting of Stockholders, this Proxy Statement for the Annual Meeting, and the Company’s Annual Report on Form 10-K are posted on Calyxt’s website at https://ir.calyxt.com/sec-filings and at www.proxyvote.com.

The Company’s certificate of incorporation and bylaws are filed as an exhibit to its most recent Annual Report on Form 10-K, which is posted on the Company’s website at https://ir.calyxt.com/sec-filings.

The Company’s corporate governance guidelines, code of business conduct and ethics, and charters for each of the Company’s standing Board committees are posted on the Company’s website at https://ir.calyxt.com/corporate-governance/governance-documents. Stockholders may receive printed copies of each of these documents without charge by contacting the Company’s Investor Relations Department at Calyxt, Inc., Attn: Investor Relations, 2800 Mount Ridge Road, Roseville, MN 55113, or by calling (651) 683-2807.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to the Company’s Certificate of Incorporation, our Board shall consist of not less than five nor more than 11 directors, with the exact number of directors to be determined from time to time solely by resolution adopted by a majority of the Board. Our Board has adopted a resolution fixing the number of directors at eight members. Until the first date on which Cellectis and its affiliates no longer beneficially own more than 50% of the outstanding shares of our Common Stock (the “Effective Date”), all the directors will be elected to our Board annually at the annual meeting of stockholders. At the Annual Meeting, directors will be elected to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal. From and after the Effective Date, our Board will transition to a staggered board divided into three classes, with directors serving three-year terms.

Directors will be elected by a plurality of the votes of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the eight nominees receiving the highest number of affirmative “For” votes will be elected.

Unless otherwise provided by law and subject to the terms of our Stockholders Agreement dated July 25, 2017 with Cellectis (as amended, the “Stockholders Agreement”), any vacancy on the Board, including a vacancy created by an increase in the authorized number of directors, may be filled solely by a majority of the directors then in office or by the sole remaining director.

Nominees for Election for a One-Year Term Expiring at the 2023 Annual Meeting of Stockholders

The individuals listed below, all of whom are currently serving on our Board, are nominated for election this year. In addition to the names of the nominees and their ages provided in the table below, additional biographical information for each nominee follows the table.

Pursuant to the Stockholders Agreement, Cellectis has a right to designate as nominees to the Board the greater of three members of the Board or a majority of the directors on the Board, and to designate the chair of the Board and one member to each committee of the Board. Cellectis has designated Mr. Arthaud to serve as its nominee to the Board. Cellectis has reserved its rights under the Stockholders Agreement to make additional designations from time to time.

Name	Age	Position
Yves J. Ribeill, Ph.D.	62	Chair of the Board
Michael A. Carr	53	President & Chief Executive Officer
Laurent Arthaud	59	Director
Philippe Dumont	70	Director
Jonathan B. Fassberg	55	Director
Anna Ewa Kozicz-Stankiewicz	46	Director
Kimberly K. Nelson	54	Director
Christopher J. Neugent	60	Director

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes, or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this Proxy Statement.

Yves J. Ribeill, Ph.D., has served as a member of our Board since July 2018 and currently serves as the Chair of the Board of Directors. Dr. Ribeill served on an interim basis as Calyxt’s Executive Chair and principal executive officer from February 2021 until August 2021 and interim Chief Executive Officer from August 2018 until October 2018. In January 2022, he became a Partner at Argobio, a start-up studio based in Paris, France, dedicated to turning cutting-edge innovations into breakthrough biotech companies. From August 2017 to December 2021, he served as the Chief Executive Officer of Ribogenics, Inc., which is a private biotechnology company working on mRNA splicing. Dr. Ribeill was also a founder of Scynexis, Inc. (NASDAQ: SCYX), served as its President from November 1999 until July 2015 and served as its Chief Executive Officer from November 1999 until April 2015. Before his work with Scynexis, Dr. Ribeill served in various positions during the 35 years of his international career with Rhone-Poulenc, Aventis including Discovery Chemistry Group leader for Anti-Viral Research and later in the Central Nervous System Group in France. He also served as Group Leader in the Cardiovascular Group in England. Upon his return to France, Dr. Ribeill served as Director of Chemistry for the Anti-Infective Group. He was involved in all phases of the drug discovery and development effort that resulted in the FDA approval of multiple drugs. He served as a Director of Scynexis, Inc. from November 1999 to March 2016 and has been a director of various other biotechnology companies in Europe and the United States. He is the author of more than 26 publications and 15 patents. He was a member of the Scientific Advisory Committee of the World Health Organization, Drug for Neglected Diseases and of the Medicine Malaria Venture in Geneva. Dr. Ribeill has a Ph.D. in Chemistry from the University of Montpellier (France). Based on his deep understanding of research and development and his experience with numerous biotechnology companies, we believe Dr. Ribeill has the appropriate skills to serve as a member of our Board.

Michael A. Carr was appointed as a Director as well as the Company’s President and Chief Executive Officer effective July 27, 2021. Mr. Carr previously served as the Vice President M&A, Strategy, and Innovation of Darling Ingredients, Inc. (NYSE: DAR), a global developer and producer of sustainable natural ingredients and renewable energy since January 2017. Prior to joining Darling Ingredients, Mr. Carr was a partner at BAC Investments, LLC, an established consulting, advisory, and investment firm, from January 2010 through January 2017, Previously, Mr. Carr held multiple positions at American Capital Limited, a global private equity and asset management firm. Mr. Carr has served on the boards of directors for EnviroFlight, a brand of Darling Ingredients (2020-2021), BEST Life and Health Insurance Company (2014-2018), ACG Global (2010 – 2017), and several portfolio companies of American Capital Limited, including United Food Group. Mr. Carr obtained his M.B.A. from the Graziadio School of Business and Management at Pepperdine University, and he also holds a Bachelor of Science degree in Business from California State University—Northridge. Mr. Carr is qualified to serve on the Board in light of his deep operational, financial and investment experience and his diverse knowledge across industries.

Laurent Arthaud was appointed as a Director in July 2020. Mr. Arthaud served as a member of our Board of Directors from July 2017 to May 2019 and has served as a member of Cellectis’ board of directors since 2011. Mr. Arthaud has been designated by Cellectis to serve as its nominee to the Board. Mr. Arthaud has been the Managing Director of Life Sciences and Ecotechnologies for Bpifrance Investissement (formerly CDC Enterprises, a subsidiary of Caisse des Dépôts) since 2012. He currently serves on the board of directors of Kurma Life Sciences Partners, Adocia, Ribogenics Inc., Aledia, Argobio, Enyo Pharma, and Sparingvision. From 2006 to 2016, he served on the board of directors of Emertec Gestion. From 2006 to 2012, Mr. Arthaud held the position of Deputy CEO at CDC Entreprises, and directed InnoBio, an investment fund managed by Bpifrance Investissement. From 1999 to 2004, he served as Vice President of Aventis Capital, an investment subsidiary of the pharmaceuticals group Aventis, and as President of Pharmavent Partners from 2004 to 2006. Mr. Arthaud is a graduate of the École Polytechnique and the École Nationale de Statistique et d’Administration Économique. We believe Mr. Arthaud’s extensive investment experience in the biotechnology industry qualifies him to serve as a member on our Board.

Philippe Dumont has served as a member of our Board since July 2017. Mr. Dumont retired in December 2012 from Bayer CropScience, where he was employed since May 2002. At Bayer he held the position of Head of Technology Management, Seeds, and was responsible for supervising globally the Regulatory Affairs and Regulatory Science functions, Stewardship, Public, and Governmental Affairs and Communication impacting GMOs and seeds. Until 2006 Mr. Dumont also supervised the Legal and Intellectual Property functions in the seed business. Mr. Dumont also held the same responsibilities at Aventis Crop Science from December 1998 until April 2002. From 1987 to 1998, Mr. Dumont was General Counsel of Rhône-Poulenc Agrochimie. Prior to moving to France in 1987, Mr. Dumont held positions as an associate at Cravath Swaine & Moore (1975-1981), international legal counsel at Gulf Oil Corporation (1981-1983), and as solo practitioner in Washington D.C.

from 1983-1986. Mr. Dumont is retired from the New York and District of Columbia Bars and is a graduate of the Georgetown University Law Center (J.D. 1975) and Columbia University (B.A., magna cum laude 1972). Since June 2013, he has been serving as a director of Association Française des Biotechnologies Végétales, responsible for international relations, where he tries to promote public and governmental understanding of new breeding techniques and related regulatory issues. Based on his leadership and regulatory experience in the plant biotechnology industry both in the United States and Europe, we believe Mr. Dumont has the appropriate set of skills to serve as a member of our Board.

Jonathan B. Fassberg has served as a member of our Board since August 2018. Mr. Fassberg is currently the Vice Chairman of Healthcare Investment Banking at Oppenheimer & Co. Inc., a leading investment bank, wealth manager, and a subsidiary of Oppenheimer Holdings. Mr. Fassberg founded The Trout Group in 1996 and was the Co-Chief Executive Officer of Solebury Trout LLC since the Trout Group’s acquisition by Solebury Communications in November 2017 until March 2021. Mr. Fassberg holds a Bachelor of Science degree in biology and chemistry from The University of North Carolina – Chapel Hill and a Master of Business Administration degree in finance from New York University’s Stern School of Business. Based on his deep financial expertise and experience, we believe Mr. Fassberg has the appropriate set of skills to serve as a member of our Board.

Anna Ewa Kozicz-Stankiewicz has served as a member of our Board since July 2017. In July 2017, Ms. Kozicz partnered with Cowen Investment Management to create Cowen Sustainable Investments focused on sustainability in agriculture, energy, and transportation services. Prior to this partnership, Ms. Kozicz held management roles at BlackRock from 2012 to 2017, including Head of US Strategy and Corporate Development as well as investing roles as Portfolio Manager of a private asset portfolio for ABR Reinsurance Ltd., a Bermuda based reinsurance company which Ms. Kozicz helped to set up on behalf of BlackRock. From 2009 to 2012, Ms. Kozicz worked as an equity Portfolio Manager at Caxton Associates. From 2000 to 2009, Ms. Kozicz held multiple positions at Goldman Sachs, including Managing Director, and spent most of her time in the Principal Strategies Group with a focus on investing in the global agricultural sector. During her time at Goldman Sachs, she served as a director on the board of a New York-based federal credit union Polish & Slavic Federal Credit Union. She started her career in investment banking in 1996 at Credit Suisse First Boston in its Financial Institutions Group. Ms. Kozicz received a Bachelor of Arts in Math and Economics from Columbia College and her MBA from Columbia Business School. Based on her investment experience in the agriculture industry, we believe Ms. Kozicz has the appropriate set of skills to serve as a member of our Board.

Kimberly K. Nelson has served as a member of our Board since January 2019. Ms. Nelson has served as the Executive Vice President and Chief Financial Officer of SPS Commerce (NASDAQ: SPSC), a provider of cloud-based supply chain management solutions, since November 2007. Ms. Nelson has also served on the Board of Qumu Corporation (NASDAQ: QUMU), a video content management company, from March 2012 until May 2019. Since November 2019, Ms. Nelson has served at the Board of Directors of Teradata, a provider of database and analytics-related software, products, and services. She holds a Bachelor of Arts degree in finance from Babson College, Wellesley, Massachusetts, and completed the Executive MBA program at the University of Saint Thomas. Ms. Nelson has provided financial direction at several companies over her 30-year career including Amazon.com, Nestlé USA Inc., and The Pillsbury Company. Based on her strong finance and investor relations experience and her broad experience with premier food and consumer companies, we believe Ms. Nelson has the appropriate set of skills to serve as a member of our Board.

Christopher J. Neugent has served as a member of our Board since September 2018. Mr. Neugent has served as the Executive Vice President of Strategy of Post Holdings, Inc. (NYSE: POST), a consumer packaged goods holding company, since July 2018. Prior to this, he served as President and CEO of Post Consumer Brands, breakfast cereal manufacturer, from 2015 until July 2018. He held a variety of leadership positions at the MOM Brands Company from 2001-2015, and was its Chairman of the Board and Chief Executive Officer when the company was sold to Post Holdings in 2015. Prior to joining MOM Brands in 2001, Mr. Neugent was a Vice President of Marketing at Frito-Lay, a division of PepsiCo, Inc., where he served in a variety of leadership positions in marketing, sales, and finance from 1989-2001. Mr. Neugent has served on the Board of Welch Foods, Inc. since February 2016 and is Chairman of their Compensation Committee and a member of their Audit

Committee. He holds an A.B degree in Economics from Princeton University and completed the Advanced Management Program at the Wharton School of Business. We believe Mr. Neugent’s experience as a Chief Executive Officer in building and leading organizations, developing and implementing corporate strategy, and leading business transformations qualifies him to serve as a member of our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors and Leadership Structure

Our Corporate Governance Guidelines, Certificate of Incorporation, and bylaws provide the Board flexibility in determining its leadership structure.

The Board may establish the authorized number of directors from time to time by resolution. Immediately prior to the Annual Meeting, our Board consists of eight members, six of whom are independent under the listing standards of the Nasdaq Global Market (the “Nasdaq”).

The Board separates the role of Chair of the Board and Chief Executive Officer. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chair of the Board and Chief Executive Officer in any way that is in our best interests at a given point in time. The Board may make a different determination in the future as to the appropriateness of its current policies in connection with the recruitment and succession of the Chair of the Board and/or the Chief Executive Officer.

Director Independence

The Nasdaq listing standards generally require that a majority of the members of a listed company’s Board be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Although the Nasdaq listing standards allow a “controlled company,” such as us, to elect not to comply with certain corporate governance requirements, such “controlled company” exemptions do not modify the independence requirements for the audit committee. The controlled company exemptions are discussed further below.

Our Board has undertaken a review of the independence of each of our directors who served in the most recently completed fiscal year and has considered whether any such director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based on this evaluation, the Board determined that each of Mr. Dumont, Mr. Fassberg, Ms. Kozicz, Ms. Nelson, Mr. Neugent, and Dr. Ribeill are independent. Because of his status as President & Chief Executive Officer of the Company, the Board determined that Mr. Carr is not independent under the independence provisions of the Nasdaq listing standards and Rule 10A-3. Because of his status as a director of Cellectis, the Board determined that Mr. Arthaud is not independent under the independence provisions of the Nasdaq listing standards and Rule 10A-3.

In making such independence determinations, our Board considered the relationships that each of the directors has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each director.

There are no family relationships among any of our directors or executive officers.

Controlled Company Exemption

Cellectis controls a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” within the meaning of the Nasdaq listing standards. Under the Nasdaq listing standards, a company of which more than 50 percent of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:

•	a majority of the Board consist of independent directors;

•

director nominees be selected, or recommended to the Board, either by (i) independent directors constituting a majority of the Board’s independent directors or (ii) a nominations committee composed entirely of independent directors, with a written charter or board resolution, as applicable, addressing the nominations process; and

•	we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Our Board has established an Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee, each of which has a written charter that addresses its purpose and responsibilities.

Except for Mr. Arthaud and Mr. Carr, each of the other nominees for election to the Board at the 2022 Annual Meeting is an independent director under the independence provisions of the Nasdaq listing standards. Accordingly, our Board is currently comprised of a majority of independent directors. However, pursuant to the Stockholders Agreement, Cellectis has a right to designate as nominees to the Board the greater of three members of the Board or a majority of the directors on the Board. Currently Cellectis has designated only Mr. Arthaud as its nominee to the Board and has otherwise reserved its rights under the Stockholders Agreement to make additional designations from time to time. If Cellectis exercised its designation rights and designated nominees that were not independent, we would rely on the controlled company exemption to the requirement that a majority of our Board consist of independent directors.

Because Cellectis has designated Mr. Arthaud as a member of each of the Compensation Committee and the Nominating and Corporate Governance Committee pursuant to the Stockholders Agreement, we rely on the controlled company exemption with respect to the independence requirements for those committees.

Role of the Board in Risk Oversight

The Board is actively involved in the oversight of our risk management process. The Board does not have a standing risk management committee but administers this oversight function directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. Our Audit Committee has the responsibility to consider and discuss our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures. Our Compensation Committee assesses and monitors whether our compensation policies and programs have the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee has responsibility to review and assess Calyxt’s significant environmental, social, and governance issues, risks, and trends. Our Board is responsible for monitoring and assessing strategic risk exposure and other risks not covered by our committees.

The full Board, or the appropriate committee, receives reports on risks facing Calyxt from our principal executive officer or other members of management to enable it to understand our risk identification, risk management, and risk mitigation strategies. We believe that our Board’s leadership structure is consistent with and supports the effective administration of the Board’s risk oversight function.

Attendance at Meetings

During the fiscal year ended December 31, 2021, the Board held 14 meetings and acted by written consent six times. Members of the Board are expected to regularly attend all meetings of the Board and committees on which they serve. With respect to each of our incumbent director’s period of service, each director attended more than 75 percent of the meetings of the Board and of the committees on which the director served that were held during the last fiscal year and during such director’s period of service. The non-management directors meet in conjunction with regular meetings of the Board outside of the presence of management in executive session and the independent members of our Board also meet in executive sessions.

Members of the Board are invited, but not required, to attend each annual meeting of our stockholders. Dr. Ribeill, Mr. Dumont, Mr. Fassberg, and Ms. Nelson attended our 2021 annual meeting of stockholders, which was held on May 18, 2021.

Board Committees

Our Board has established three standing committees: Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee, each of which is described below. Each of our standing committees operate pursuant to charters posted on the Investors section of our website at https://ir.calyxt.com/corporate-governance/governance-documents.

Audit Committee

The Audit Committee is composed of Mr. Dumont, Mr. Fassberg, Ms. Kozicz, and Ms. Nelson (chair). Our Board has determined that Ms. Nelson, Mr. Dumont, Mr. Fassberg, and Ms. Kozicz are independent under the applicable provisions of the Nasdaq listing standards and Rule 10A-3. Each of Ms. Nelson, Mr. Dumont, Mr. Fassberg, and Ms. Kozicz qualifies as an “audit committee financial expert” as such term is defined in the regulations under the Exchange Act and meets the requirements for financial literacy and financial sophistication required under applicable rules and regulations.

The Audit Committee is responsible for, among other things, the oversight of the integrity of our financial statements and system of internal controls, the qualifications and independence of our independent registered accounting firm, and the performance of our internal audit function and independent auditor. The Audit Committee also has the authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. In addition, the Audit Committee will review reports from management, legal counsel, and third parties relating to the status of compliance with laws, regulations, and internal procedures. The Audit Committee is also responsible for reviewing and discussing with management our policies with respect to risk assessment and risk management.

The Audit Committee held six meetings during 2021.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of Mr. Arthaud, Mr. Fassberg, Ms. Kozicz (chair), and Dr. Ribeill. The Nominating and Corporate Governance Committee is responsible for, among other things, matters of corporate governance and matters relating to the practices, policies, and procedures of our Board, identifying and recommending candidates for election to our Board and each committee of our Board, and reviewing, at least annually, our corporate governance principles. As a “controlled company,” we are not required to have director nominations selected by a nominations committee comprised solely of independent directors.

The policy of our Nominating and Corporate Governance Committee is to identify director candidates, including nominees submitted by stockholders, based on criteria established by the Nominating and Corporate Governance Committee, and approved by the Board, which includes the criteria set forth in our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee considers not only the director candidate’s qualities, performance, and professional responsibilities, but also the current composition of the Board and the challenges and needs of the Board at that time. In addition, the Stockholders Agreement provides Cellectis with certain rights relating to the composition of our Board. See “Certain Relationships and Related Party Transactions—Relationship with Cellectis—Stockholders Agreement.” The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. Stockholders who wish to recommend a prospective nominee should follow the procedures set forth in Section 2.05 of our bylaws. Stockholders should also review the section entitled “Procedures for Submitting Director Nominations and Stockholder Proposals.” The Nominating and Corporate Governance Committee will evaluate stockholder-recommended nominees in the same manner as other nominees, other than those designated pursuant to the Stockholders’ Agreement. All director nominees at the Annual Meeting were elected at the Calyxt 2021 Annual Meeting of Stockholders except for Mr. Carr, who was appointed by the Board upon joining the Company as President and Chief Executive Officer in July 2021.

Calyxt does not have a specific policy on diversity of the Board. Instead, the Nominating and Corporate Governance Committee and the Board evaluate nominees in the context of the Board as a whole, with the objective of selecting nominees that will contribute to a diversity of viewpoints that will enhance the quality of the Board’s deliberations and decisions. Such diversity may be reflected in a mix of different knowledge, experience, skills, expertise, backgrounds, and other characteristics. Calyxt is proud to have a diverse Board, including with respect to gender. We provide below disclosure regarding the diversity of our Board.

Board Diversity Matrix (As of April 1, 2022)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: General Identity
Directors	2	5	—	1
Part II: Demographic Background
Black or African American	—	—	—	—
Hispanic or Latinx	—	—	—	—
Asian	—	—	—	—
Native American or Alaska Native	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White (not of Hispanic or Latino origin)	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	1

The Nominating and Governance Committee held four meetings during 2021.

Compensation Committee

The Compensation Committee is composed of Mr. Arthaud, Mr. Dumont, Mr. Neugent (chair), and Dr. Ribeill. The Compensation Committee is responsible for, among other things, reviewing and approving our overall compensation philosophy and overseeing the administration of related compensation benefit programs, policies, and practices. The Compensation Committee is also responsible for annually reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers and evaluating their performance in light of these goals, reviewing the compensation of our executive officers and other appropriate officers, and administering our incentive and equity-based compensation plans. Executive compensation is recommended by the Compensation Committee and set by the Board. In performing this function, the Compensation Committee and the Board rely on the Chief Executive Officer and the Chief Financial Officer to provide information regarding the executive officers, their roles and responsibilities, and the general performance of the Company and the various business units. The Chief Executive Officer, Chief

Financial Officer, and General Counsel, as well as members of Calyxt’s human resources team, provide support, take directions from, and bring suggestions to the Compensation Committee and the Board. The Chief Executive Officer also suggests performance measures and targets for each of the executive officers under our cash bonus program. The final decisions regarding salaries, bonuses (including measures, targets, and amounts to be paid), equity grants, and other compensation matters related to executive officers are made by the Board. No executive officer has any role in director compensation. The Compensation Committee may delegate all or a portion of duties and responsibilities to a subcommittee of the Compensation Committee. As a “controlled company,” we are not required to have a compensation committee comprised entirely of independent directors.

The Compensation Committee has engaged Vareo Advisors, LLC as its consultant for executive and non-executive compensation. The Compensation Committee determined that Vareo Advisors, LLC is free of conflicts of interest under applicable Nasdaq and SEC rules. The consultant reports directly to the Compensation Committee and works with the Compensation Committee, the Board, and management to, among other things, provide advice regarding compensation structures and programs in general and competitive compensation data.

The Compensation Committee held nine meetings during 2021.

Corporate Governance Guidelines

Our Board has adopted written Corporate Governance Guidelines that serve as a framework for our Board and its committees. These guidelines cover a number of areas including the size and composition of the Board, membership criteria for the Board and director qualifications, director responsibilities, board agenda, the responsibilities of the Chair of the Board, and the Chief Executive Officer, the appointment of a presiding director, meetings of non-management directors, the role of committees of the Board, access of directors to management and independent advisors, third-party communications, director compensation, director orientation and continuing education, management evaluation and succession and annual performance evaluations.

The Corporate Governance Guidelines are reviewed at least annually by our Nominating and Corporate Governance Committee, and changes are recommended to our Board, as warranted.

Code of Business Conduct and Ethics

We have adopted the Calyxt Code of Business Conduct and Ethics, which is applicable to all our employees, executive officers, and directors. Any amendments to our Code of Business Conduct and Ethics and any waivers of its requirements will be disclosed on our website or in filings under the Exchange Act, as required by the applicable rules and exchange requirements.

Policies Prohibiting Employee, Officer, and Director Hedging and Pledging

Calyxt’s insider trading policy prohibits our directors, executive officers, employees, and their related persons from purchasing our securities on margin or holding our securities in margin accounts or otherwise pledging our securities, and also prohibits any hedging transactions (including, transactions involving options, warrants, puts, calls, prepaid variable forward contracts, equity swaps, collars, and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of equity securities of Calyxt.

Stockholder Communications

Stockholders may contact our Board about bona fide issues or questions about Calyxt by sending a letter to the following address: Calyxt, Inc., 2800 Mount Ridge Road, Roseville, MN 55113, Attention: Board of Directors. Each communication should specify the applicable addressee or addressees to be contacted, the general topic of the communication, and the number of shares of our stock that are owned of record (if a record holder) or beneficially. If a stockholder wishes to contact the independent members of the Board, the stockholder should address such communication to the attention of the “Independent Directors” at the address above. Our General Counsel will initially receive and process communications before forwarding them to the addressee, and generally will not forward a communication that is unrelated to the duties and responsibilities of the Board, including a communication the General Counsel determines to be primarily commercial in nature, is related to an improper or irrelevant topic, or is a request for general information about us or our products or services.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Appointment of Ernst & Young LLP

Ernst & Young LLP (“EY”) has served as our independent registered public accounting firm since 2015. The Audit Committee has approved the engagement of EY to perform audit and audit-related services with respect to the fiscal year ending December 31, 2022, and the Board has directed that management submit the selection of EY as Calyxt’s independent registered public accounting firm for ratification by the stockholders at the Annual Meeting as part of this Proposal 2. The Audit Committee’s selection process includes consideration of the following factors: continuity of experience with our business, internal controls, and technical accounting experience; independence; history of and reputation for thoroughness, accuracy, excellence, and integrity; and reasonableness of fees. In the event the stockholders do not ratify the reappointment of EY, the Audit Committee will reconsider the selection.

Representatives of EY will be present at the Annual Meeting. They will be given an opportunity to make a statement, if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pre-Approval of Accounting Services

The Audit Committee has established a policy regarding pre-approval of audit and permissible non-audit services provided by our independent registered public accounting firm. Under that policy, the Audit Committee must approve the services to be rendered and fees to be charged by our independent registered public accounting firm. Unless a type of service has received general pre-approval, it will require specific pre-approval of the Audit Committee if it is to be provided by the independent auditor. The Audit Committee may establish pre-approval fee limits for all services to be provided by the independent accountant. The Audit Committee must then approve, in advance, any services or fees exceeding those pre-approved levels, subject to the de minimis exception set forth in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee pre-approved all services and fees charged by Ernst & Young LLP to the Company in 2021.

The Audit Committee has delegated to its Chair the authority to grant separate pre-approvals of services and fees in accordance with the pre-approval policy. The Audit Committee may further delegate pre-approval authority from time to time to one or more of its other members in its discretion.

Fees Billed by Independent Registered Public Accounting Firm for Fiscal Years 2021 and 2020

The following table presents aggregate fees (including related expenses) for services rendered by Ernst & Young LLP in the fiscal years ended December 31, 2021, and 2020:

	Year Ended December 31,
	2021	2020
Audit Fees	$280,000	$370,000
Audit-Related Fees	5,500	—
Tax Fees	—	—
All Other Fees (1)	139,800	—

Total	$425,300	$370,000

(1)

Represents work performed primarily in association with the Company’s issuances of Common Stock under the Company’s Open Market Sale AgreementSM with Jefferies LLC and the Company’s February 2022 underwritten public offering of shares of Common Stock and warrants to purchase Common Stock.

REPORT OF THE AUDIT COMMITTEE

This report of the Audit Committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The principal purpose of the Audit Committee is to assist the Board in its general oversight of our accounting practices, system of internal controls, audit processes, and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. EY, our independent registered public accounting firm for 2021, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2021, with management and with our independent auditor, EY. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2021 (“Annual Report”).

The Audit Committee has also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence and has discussed with EY its independence from us.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report for filing with the SEC.

THE AUDIT COMMITTEE

Ms. Kimberly K. Nelson (Chair)

Mr. Philippe Dumont

Mr. Jonathan B. Fassberg

Ms. Ana Ewa Kozicz-Stankiewicz

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT THE DISCRETION OF OUR BOARD OF DIRECTORS

Summary

Our Board has unanimously approved a proposal to allow for the amendment of the Company’s Certificate of Incorporation to effect a reverse stock split of all of our outstanding shares of Common Stock by a ratio in the range of not less than 2-to-1 and not greater than 10-to-1 (the “Reverse Stock Split”). As required by the Stockholders Agreement, the Reverse Stock Split has been approved by Cellectis for submission to the Company’s stockholders for approval. The proposal provides that our Board shall have sole discretion pursuant to Section 242(c) of the DGCL to elect, as it determines to be in the Company’s best interests, whether or not to effect the Reverse Stock Split before April 1, 2024, or to abandon it. Should the Board proceed with the Reverse Stock Split, the exact ratio shall be set at a whole number within the above range as determined by our Board in its sole discretion. Our Board believes that the availability of alternative reverse stock split ratios will provide it with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and its stockholders.

In determining whether to implement the Reverse Stock Split following the receipt of stockholder approval, our Board may consider, among other things, factors such as:

•	the historical trading price and trading volume of our Common Stock;

•	the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•	our ability to have our shares of Common Stock remain listed on Nasdaq;

•	the anticipated impact of the reverse stock split on our ability to raise additional financing; and

•	prevailing general market and economic conditions.

If our Board determines that effecting the Reverse Stock Split is in our best interest, the Reverse Stock Split will become effective upon filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The amendment filed thereby will set forth the number of shares of our outstanding Common Stock to be combined into one share of our Common Stock within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will generally hold the same percentage of our outstanding Common Stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

The text of the form of amendment to the Certificate of Incorporation (the “Certificate of Amendment”), which would be filed with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, is set forth in Appendix A to this Proxy Statement. The text of the Certificate of Amendment accompanying this Proxy Statement is, however, subject to amendment to reflect the exact ratio for the Reverse Stock Split and any changes that may be required by the office of the Secretary of State of the State of Delaware or that the Board may determine to be necessary or advisable ultimately to comply with applicable law and to effect the Reverse Stock Split.

Our Board of Directors believes that approval of the amendment to the Certificate of Incorporation to effect the Reverse Stock Split is in the best interests of the Company and our stockholders and has unanimously recommended that the proposed amendment be presented to our stockholders for approval.

Board Discretion to Implement or Abandon Reverse Stock Split

The Reverse Stock Split will be effected, if at all, only upon a determination by our Board that the Reverse Stock Split (with a reverse stock split ratio determined by our Board as described above) is in the Company’s best interest. Such determination shall be based upon certain factors, including those identified above. No further action on the part of stockholders would be required to either implement or abandon the Reverse Stock Split. If our stockholders approve the proposal, and the Board determines to effect the Reverse Stock Split, we would communicate to the public, prior to the Effective Date (as defined below), additional details regarding the Reverse Stock Split, including the specific ratio selected by the Board.

If the Board does not implement the Reverse Stock Split prior to April 1, 2024, the authority granted in this proposal to implement the Reverse Stock Split will terminate. The Board reserves its right to elect not to proceed with the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the Company’s best interest.

Effective Date

If the proposed amendment to the Certificate of Incorporation to give effect to the Reverse Stock Split is approved at the Annual Meeting and the Board determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective as of a date and time to be determined by the Board that will be specified in the Certificate of Amendment (the “Effective Date”). Except as explained below with respect to fractional shares, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock based on the exchange ratio within the approved range determined by the Board of Directors.

Principal Effects of the Reverse Stock Split

Common Stock. If this proposal is approved by the stockholders at the Annual Meeting and the Board determines to effect the Reverse Stock Split and thus amend the Certificate of Incorporation, the Company will file a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. Except for adjustments that may result from the treatment of fractional shares of Common Stock as described below, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock based on the exchange ratio within the approved range determined by the Board. In addition, proportional adjustments will be made to the maximum number of shares of Common Stock issuable under, and other terms of, our equity compensation plans, as well as to the number of shares of Common Stock issuable under, and the exercise price of, outstanding awards under our equity compensation plans.

Except for adjustments that may result from the treatment of fractional shares of Common Stock as described below, because the Reverse Stock Split would apply to all issued and outstanding shares of our Common Stock, the proposed Reverse Stock Split would generally not alter the relative rights and preferences of our existing stockholders nor affect any stockholder’s proportionate equity interest in the Company. For example, a holder of two percent (2%) of the voting power of the outstanding shares of our Common Stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold two percent (2%) of the voting power of the outstanding shares of our Common Stock immediately after the Reverse Stock Split. Moreover, the number of stockholders of record will not be affected by the Reverse Stock Split. The amendment to the Certificate of Incorporation itself would not change the number of authorized shares of our Common Stock. Accordingly, the Reverse Stock Split will have the effect of creating additional unreserved shares of our authorized Common Stock. Although at present we have no current arrangements or understandings providing for the issuance of the additional shares of Common Stock that would be made available for issuance upon effectiveness of the Reverse Stock Split, other than those shares needed to satisfy the exercise of the Company’s outstanding awards under its equity compensation plans and any shares that it may issue pursuant to its existing at-the-market equity program under the Open Market Sale AgreementSM with Jefferies LLC, these additional shares of Common Stock may be used by us for various purposes in the future without further stockholder approval, including, among other things:

•	raising capital to fund our operations and to continue as a going concern;

•	establishing strategic relationships with other companies;

•	providing equity incentives to our employees, officers or directors; and

•	expanding our business or product lines through the acquisition of other businesses or products.

Effect on Employee Plans, Options, Restricted Stock Awards and Convertible or Exchangeable Securities. Pursuant to the terms of the Calyxt, Inc. Equity Incentive Plan, the Calyxt, Inc. 2017 Omnibus Incentive Plan, as amended, and the Calyxt, Inc. 2021 Employee Inducement Incentive Plan (collectively, the “Plans”), the Board or a committee thereof, as applicable, will adjust the number of shares of Common Stock available for future grant under the Plans, the number of shares of Common Stock underlying outstanding awards, the exercise price per share of outstanding stock options, and other terms of outstanding awards issued pursuant to the Plans to equitably reflect the effects of the Reverse Stock Split. Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are also generally required to be made to the per share exercise price and the number of shares of Common Stock issuable upon the exercise or conversion of outstanding options, and any convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, and convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares of Common Stock subject to restricted stock awards and restricted stock units will be similarly adjusted, subject to our treatment of fractional shares of Common Stock. The number of shares of Common Stock reserved for issuance pursuant to these securities and our Plans will be adjusted proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares of Common Stock.

Listing. Our shares of Common Stock currently trade on the Nasdaq Global Market. The Reverse Stock Split will not directly affect the listing of our Common Stock on the Nasdaq Global Market, although we believe that the Reverse Stock Split could potentially increase our stock price, facilitating compliance with Nasdaq’s minimum bid price listing requirement. Following the Reverse Stock Split, our Common Stock will continue to be listed on the Nasdaq Global Market under the symbol “CLXT,” although our Common Stock would have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our Common Stock.

“Public Company” Status. Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect our status as a public company or this registration under the Exchange Act. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Odd Lot Transactions. It is likely that some of our stockholders will own “odd-lots” of less than 100 shares of Common Stock following the Reverse Stock Split. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those stockholders who own less than 100 shares of Common Stock following the Reverse Stock Split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of Common Stock.

Authorized but Unissued Shares; Potential Anti-Takeover Effects. Our Certificate of Incorporation presently authorizes 275,000,000 shares of Common Stock and 50,000,000 shares of preferred stock. The Reverse Stock Split would not change the number of authorized shares of the Common Stock or preferred stock as designated. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares of Common Stock remaining available for issuance by us in the future would increase.

Such additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as issuances of Common Stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for Common Stock. We believe that the availability of the additional shares of Common Stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares of Common Stock for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware law and Nasdaq rules. If we issue additional shares of Common Stock for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.

The additional shares of our Common Stock that would become available for issuance upon an effective Reverse Stock Split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares of Common Stock over then-current market prices or benefit in some other manner. Although the increased proportion of authorized but unissued shares of Common Stock to issued shares of Common Stock could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split is not being proposed to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

Fractional Shares

We will not issue fractional certificates for post-Reverse Stock Split shares of Common Stock in connection with the Reverse Stock Split. To the extent any holders of pre-Reverse Stock Split shares of Common Stock are entitled to fractional shares of Common Stock as a result of the Reverse Stock Split, the Company will round up and issue an additional share to all holders of fractional shares of Common Stock.

No Dissenters’ Rights

Under Delaware law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain Risks Associated with the Reverse Stock Split

Before voting on this proposal, you should consider the following risks associated with the implementation of the Reverse Stock Split.

The Reverse Stock Split could result in a significant devaluation of the Company’s market capitalization and the trading price of the common stock.

Although we expect that the Reverse Stock Split will result in an increase in the market price of the Common Stock, we cannot assure you that the Reverse Stock Split, if implemented, will increase the market price of the

Common Stock in proportion to the reduction in the number of shares of the Common Stock outstanding or result in a permanent increase in the market price. Accordingly, the total market capitalization of the Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split and, in the future, the market price of the common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

The effect the Reverse Stock Split may have upon the market price of the Common Stock cannot be predicted with any certainty. The market price of the Common Stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC.

The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

The Reverse Stock Split may not generate additional investor interest.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve.

The reduced number of issued shares of common stock resulting from a Reverse Stock Split could adversely affect the liquidity of the common stock.

Although the Board believes that the decrease in the number of shares of common stock outstanding as a consequence of the Reverse Stock Split could encourage interest in the Common Stock and possibly promote greater liquidity for the Company’s stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the Reverse Stock Split to our stockholders. It does not address all U.S. federal income tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (a) persons that may be subject to special treatment under U.S. federal income tax law, such as banks and other financial institutions, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, partnerships (or other entities classified as partnerships for U.S. federal income tax purposes) and investors therein, “United States holders” (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, persons subject to the alternative minimum tax, persons who acquired our Common Stock through the exercise of employee stock options or otherwise as compensation, traders in securities that elect to mark to market and dealers in securities or currencies, (b) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for U.S. federal income tax purposes, (c) stockholders who own or have owned, actually or constructively, 5% or more of our Common Stock (by vote or value) at any time during the shorter of the five-year period ending on the date of the Reverse Stock Split or any such stockholder’s holding period or (d) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing, temporary, and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as of the date hereof. These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the Reverse Stock Split. This summary does not address any state, local or foreign income or other tax consequences, which, depending upon the jurisdiction and the status of the stockholder, may vary from the United States federal income tax consequences, or the effects of other U.S. federal tax laws, such as estate and gift tax laws.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Tax Consequences to United States Holders. A “United States holder” is a beneficial owner of our Common Stock that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. The discussion in this section applies only to United States holders.

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Assuming that the Reverse Stock Split qualifies as a recapitalization (and subject to the discussion of fractional shares below), no gain or loss will be recognized by a United States holder upon such holder’s exchange of pre-Reverse Stock Split shares of Common Stock for post-Reverse Stock Split shares of Common Stock pursuant to the Reverse Stock Split. A United States holder’s aggregate adjusted basis in the post-Reverse Stock Split shares of Common Stock received will be the same as such holder’s aggregate adjusted basis in the Common Stock exchanged for such new shares. The United States holder’s holding period for the post-Reverse Stock Split shares of Common Stock will include the period during which such holder held the pre-Reverse Stock Split shares of Common Stock surrendered. United States holders that acquired pre-Reverse Stock Split shares of Common Stock on different dates and at different prices should consult their own tax advisors regarding allocating the tax basis and holding period from pre-Reverse Stock Split shares of Common Stock to post-Reverse Stock Split shares of Common Stock.

The treatment of fractional post-Reverse Stock Split shares of Common Stock being rounded up to the next whole share is uncertain, and a United States holder that receives a whole share in lieu of a fractional share may recognize income, which may be characterized as either capital gain or as a dividend, in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the United States holder is otherwise entitled. United States holders should consult their own tax advisors regarding the U.S. federal income tax consequences of fractional shares being rounded to the next whole share (including the tax basis and holding period of a whole share received in lieu of a fractional share).

Non-U.S. Holders. A “non-U.S. holder” is a beneficial owner of our Common Stock that is neither a United States holder nor a partnership (or other entity classified as a partnership for U.S. federal income tax purposes). The discussion in this section applies only to non-U.S. holders. Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split.

A non-U.S. holder that receives a whole post-Reverse Stock Split share of Common Stock in lieu of a fractional post-Reverse Stock Split share of Common Stock may be treated as described above under “—Tax Consequences to United States Holders,” if (a) any income or gain from the exchange of pre-Reverse Stock Split shares of

Common Stock for post-Reverse Stock Split shares of Common Stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (or, if certain income tax treaties apply, is attributable to a non-U.S. holder’s permanent establishment or fixed base in the United States), or (b) such non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of the Reverse Stock Split and other conditions are met. Such non-U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of fractional shares being rounded to the next whole share.

Accounting Consequences

Following the Effective Date of the Reverse Stock Split, if any, the net income or loss and net book value per share of Common Stock will be increased because there will be fewer shares of Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Effect on Registered “Book-Entry” Holders of Common Stock

The Company’s registered stockholders hold their shares electronically in book-entry form with the Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc. (the “Transfer Agent”). Stockholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

•	If you hold registered shares of Common Stock in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of Common Stock in registered book-entry form.

•

If you are entitled to post-Reverse Stock Split shares of Common Stock, a transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the Effective Date indicating the number of shares of Common Stock that you hold.

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian, or other nominee in the same manner as registered stockholders whose shares are registered directly in their names with the Transfer Agent. Banks, brokers, custodians, or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians, or other nominees may have different procedures for processing the Reverse Stock Split. Stockholders who hold our common stock with a bank, broker, custodian, or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians, or other nominees.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock and equity awards under granted to them under our equity incentive plans.

Vote Required and Recommendation

Our By-laws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation or applicable Delaware law), the affirmative vote of a majority of the votes cast affirmatively or negatively at a meeting at which a quorum is present and entitled to vote will be required for approval of the amendment to our Certificate of Incorporation to give effect to the Reverse Stock Split. Accordingly, the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting and entitled to vote on the matter will be required to approve the Reverse Stock Split.

At the Annual Meeting, a vote will be taken on a proposal to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split at the discretion of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT.

EXECUTIVE OFFICERS

The following table sets forth information concerning our current executive officers, other than Michael A. Carr, whose information is set forth above under “Proposal No. 1—Election of Directors—Nominees for Election for a One-Year Term Expiring at the 2023 Annual Meeting of Stockholders”:

Name	Age	Position
Michael A. Carr.	53	President & Chief Executive Officer
William F. Koschak	53	Chief Financial Officer
Travis J. Frey, Ph.D.	44	Chief Technology Officer
Debra Frimerman	42	General Counsel and Corporate Secretary

William F. Koschak has served as our Chief Financial Officer since January 2019. Mr. Koschak previously served as the Vice President, Finance of the Brain Therapies business unit of Medtronic plc (NYSE: MDT), a global medical technology company, from June 2017 through January 2019. As Vice President, Finance of the Brain Therapies business unit, Mr. Koschak had responsibility for matters including financial and strategic planning for the $2.5 billion in revenue global brain therapies business unit, as well as acquisitions and operational excellence. During this time, Mr. Koschak also served as Interim Vice President and General Manager, Brain Modulation from May 2018 through October 2018. As the interim General Manager of Brain Modulation, he led all aspects of the global Brain Modulation business with a focus on the development of products for medical devices to treat the effects of Parkinson’s disease and epilepsy. Prior to joining Medtronic plc, Mr. Koschak served as the Executive Vice President and Chief Financial Officer of Young America Holdings, LLC, a privately held digital services firm, beginning in December 2014. Mr. Koschak also held various finance positions including Vice President, Finance for Convenience and Foodservice and Vice President, Financial Reporting at General Mills, Inc. (NYSE: GIS), where he was employed from May 2005 until December 2014. Prior to General Mills, Mr. Koschak was an audit partner at KPMG LLP. Mr. Koschak is a board member of 1st Financial Bank USA and Second Harvest Heartland, the second largest food bank in the United States. Mr. Koschak is a graduate of Augsburg College.

Travis J. Frey, Ph.D., has served as our Chief Technology Officer since May 2019. Prior to joining Calyxt, Dr. Frey served as the Vice President of Science and Innovation from March of 2018 to April of 2019 at WISErg Corporation, a company fusing biological science and engineering into a solution that converts landfill-bound food into premium sustainable agricultural inputs. Dr. Frey was responsible for WISErg’s science and technology vision, strategy and execution as well as being responsible for aligning science and innovation initiatives regarding existing and new product research and development. Prior to joining WISErg Corporation, Dr. Frey held various roles at Monsanto from January of 2006 to March of 2018, where he developed improved varieties of corn, improved efficiencies in the introgression of traits into elite germplasm, improved molecular assays to enhance the use of breeding while reducing the need for field testing, and led Monsanto’s global Dicot transformation center as well as their controlled environment facilities. Dr. Frey received his B.S. in Horticulture from Penn State University, M.S. in Plant Breeding and Plant Genetics from the University of Wisconsin, Ph.D. in the Plant Biology and Biotechnology Program at the University of Delaware and an M.B.A from the University of Chicago – Booth School of Business.

Debra Frimerman has served as our General Counsel since February 2019 and also our Corporate Secretary since March 2019. From February 2012 until joining Calyxt, Ms. Frimerman held multiple roles in the legal department at Syngenta, a global agribusiness company. Ms. Frimerman’s most recent role at Syngenta was Associate General Counsel for Syngenta North America where she led the U.S. seeds legal department, which included responsibility for global seed licensing transactions. Prior to Syngenta, Ms. Frimerman practiced law at Stoel Rives LLP and Lindquist & Vennum PLLP focusing on mergers and acquisitions, securities, commercial transactions, and general corporate matters. Ms. Frimerman holds a J.D. from the University of Minnesota Law School, where she graduated magna cum laude, and a Bachelor of Arts degree in economics from the University of California, Santa Barbara.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth total compensation for the years ended December 31, 2021, and December 31, 2020 as applicable, for each person who served as our principal executive officer during 2021, as well as our two other most highly compensated executive officers in 2021 (“NEOs”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (4)	Stock Awards ($) (5)	Option Awards ($) (6)	All Other Compensation ($) (7)	Total ($)
Michael Carr (1)	2021	216,984	450,000	1,346,500	503,306	—	2,516,790
President and Chief Executive Officer	2020	—	—	—	—	—	—
James A. Blome (2)	2021	91,134	—	—	—	579,164	670,298
Former Chief Executive Officer	2020	635,000	259,556	—	543,609	17,123	1,455,288
Yves Ribeill (3)	2021	50,000	—	515,077	29,153	—	594,230
Former Executive Chair	2020	—	—	—	—	142,659	142,659
William F. Koschak	2021	338,000	—	144,900	144,635	16,225	643,760
Chief Financial Officer	2020	329,000	133,713	—	341,697	18,751	823,161
Debra Frimerman	2021	312,078	—	152,950	150,198	13,076	628,302
General Counsel and Corporate Secretary	2020	285,313	102,142	—	248,314	14,983	650,752

(1)	Mr. Carr was appointed as Chief Executive Officer effective July 27, 2021.
(2)	Mr. Blome was terminated as Chief Executive Officer effective February 19, 2021.
(3)	Dr. Ribeill served as Executive Chair from February 19, 2021, until August 6, 2021. The amount reported in the “Salary” column for Dr. Ribeill represents his director fees.
(4)

This column reflects, in the case of Mr. Carr, his 2021 sign-on bonus, and, in the case of the other NEOs, annual cash bonus earned for fiscal year 2020. No annual cash bonus was earned by NEOs pursuant to the Company’s 2021 short-term cash incentive plan.

(5)

This column reflects the fair value of restricted stock units (“RSUs”) and, for Mr. Carr, performance stock units (“PSUs”) granted in 2021 and 2020 based on the stock price on the date of grant. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be realized by the NEOs. Amounts listed in this column are calculated in accordance with FASB ASC Topic 718, as disclosed in Note 6 “Stock-Based Compensation” to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The value of Mr. Carr’s PSUs in this column is calculated based on the probable outcome of the performance conditions on the date of grant; the value of such PSUs on the date of grant assuming maximum achievement of performance conditions is $4,110,000. Dr. Ribeill’s stock awards for the year ended 2021 reflects the RSUs received while serving as Executive Chair, plus $79,041 in stock awards associated with his service on our Board of Directors.

(6)

This column reflects the fair value of options granted in 2021 and 2020 based on their grant date fair value calculated in accordance with FASB ASC Topic 718. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be realized by the NEOs. The assumptions used in the calculation of the amounts are described in Note 6 “Stock-Based Compensation” to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The amount listed in this column for Dr. Ribeill reflects the value of options he received in connection with his service on our Board of Directors.

(7)

Mr. Blome’s other compensation for the year ended December 31, 2021, includes severance of $566,643 and $12,274 of matching contributions under our 401k benefit plan. Mr. Blome’s other compensation for the year ended December 31, 2020, includes $11,400 of matching contributions under our 401k benefit plan. Dr. Ribeill’s other compensation for the year ended December 31, 2020, includes option awards valued at $77,659 and director fees of $65,000, which were associated with his time serving on the board of directors rather than as a NEO. Mr. Koschak’s other compensation for the year ended December 31, 2021, and 2020 includes $11,600 and $11,400, respectively, of matching contributions under our 401k benefit plan. Ms. Frimerman’s other compensation for the year ended December 31, 2021, and 2020 includes $11,600 and $11,137, respectively, of matching contributions under our 401k benefit plan.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards of our NEOs as of December 31, 2021. The market value of the shares in the following table is the fair value of such shares as of December 31, 2021.

	Option Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Michael A. Carr	July 27, 2021 (1)	—	200,000	3.65	July 27, 2031
President and Chief Executive Officer
James A. Blome	—	—	—	—	—
Former Chief Executive Officer

Yves J. Ribeill, Ph D.	May 27, 2021 (2)	—	10,291	4.22	May 27, 2031
Former Executive Chair	August 4, 2020 (1)	8,333	16,667	4.55	August 4, 2030
	May 6, 2019 (3)	3,000	4,500	15.59	May 6, 2029
	August 21, 2018 (5)	180,000	—	17.10	August 21, 2028
William F. Koschak	March 12, 2021 (1)	—	26,000	8.05	March 12, 2031
Chief Financial Officer	August 4, 2020 (1)	36,666	73,334	4.55	August 4, 2030
	February 8, 2019 (3)	72,000	108,000	13.01	February 8, 2029
Debra Frimerman	March 12, 2021 (1)	—	27,000	8.05	March 12, 2031
General Counsel and	August 4, 2020 (1)	26,666	53,334	4.55	August 4, 2030
Corporate Secretary	May 13, 2019 (3)	35,000	65,000	15.28	May 13, 2029

	Stock Awards
	Issued Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (8)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested ($) (8)
Michael A. Carr	July 27, 2021 (6)	50,000	106,500	600,000	1,278,000
President and Chief Executive Officer
James A. Blome	—	—	—	—	—
Chief Executive Officer
Yves J. Ribeill, Ph D.	July 27, 2021 (6)	33,619	71,608
Executive Chair	July 1, 2021 (6)	8,032	17,108
	June 1, 2021 (6)	7,978	16,993
	May 27, 2021 (7)	18,730	39,895
	May 3, 2021 (6)	6,287	13,391
	April 1, 2021 (6)	11,061	23,560
William F. Koschak	March 12, 2021 (6)	18,000	38,340	—	—
Chief Financial Officer	June 28, 2019	—	—	85,000	181,050
Debra Frimerman	March 12, 2021 (6)	19,000	40,470	—
General Counsel and	June 28, 2019	—	—	60,000	127,800
Corporate Secretary

(1)

The stock option grant vesting schedule is as follows: (i) 33.3% of the total number of stock options vest on the first anniversary of the grant date; (ii) 33.3% of the total number of stock options vest on the second anniversary of the grant date and (iii) 33.4% of the total number of stock options vest on the third anniversary of the grant date.
(2)	The stock option grant vesting schedule is as follows: 100% of the total number of stock options vest on the first anniversary of the grant date.
(3)

The stock option grant vesting schedule is as follows: (i) 15% of the total number of stock options vest on the first anniversary of the grant date; (ii) 10% of the total number of stock options vest on the second anniversary of the grant date and (iii) 5% of the total number of stock options vest on the last day of the next 15 quarters.

(4)

For Mr. Carr, his PSUs will vest at a level ranging from 0% to 100% over a performance period of three years from the grant date, dependent on the Company’s share value reaching predetermined performance prices. For Mr. Koschak and Ms. Frimerman, their PSUs will vest at 50%, 75% or 100% of the shares under the award at the end the three-year performance period ending June 27, 2024, based upon increases in the value of our common stock from the starting price of $12.00. The awards vest on a linear basis between vesting percentages during specified periods within the three-year performance period. If vested, the PSUs will be settled in restricted stock with restrictions lapsing on the two-year anniversary of the date of issuance. Number of PSUs unearned and value of unearned PSUs at December 31, 2021 reflect PSU awards at 100% vesting.

(5)	Dr. Ribeill’s options granted on August 21, 2018, are fully vested.
(6)

The RSU grant vesting schedule is as follows: (i) 33.3% of the total number of stock options vest on the first anniversary of the grant date; (ii) 33.3% of the total number of stock options vest on the second anniversary of the grant date and (iii) 33.4% of the total number of stock options vest on the third anniversary of the grant date.

(7)	The RSU grant vesting schedule is as follows: 100% of the total number of stock options vest on the first anniversary of the grant date.
(8)	Value of unvested RSUs and PSUs are based on our closing price per common share of $2.13 on December 31, 2021.

Agreements with Named Executive Officers

The following provides a discussion of the agreements between Calyxt and each of our NEOs.

Michael A. Carr

On July 13, 2021, Mr. Carr entered into an offer letter agreement with the Company (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Carr joined the Company on July 27, 2021, as the Company’s President and Chief Executive Officer. Mr. Carr’s employment is at-will and may be terminated at any time for any reason, subject to the terms of the Company’s 2021 Executive Severance Plan (the “Severance Plan”), as modified by Mr. Carr’s Participation Agreement with respect thereto, as described below.

Mr. Carr is entitled to receive the following compensation and benefits in connection with his service as President and Chief Executive Officer of the Company:

•	an annual base salary of $500,000;

•

a one-time new-hire bonus of $450,000, which is subject to repayment to the Company upon certain employment termination events that occur on or prior to the one-year anniversary of Mr. Carr’s start date;

•

a one-time equity award of (i) stock options for the purchase of 200,000 shares of the Company’s common stock and (ii) 50,000 RSUs, which, in each case, will vest in equal installments on the first three anniversaries of Mr. Carr’s start date;

•

a one-time inducement award to be granted outside of the Company’s existing equity compensation plans in accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules of performance stock units to acquire up to 600,000 shares of the Company’s common stock, which will vest based on the Company’s achievement for a period of 30 consecutive calendar days of specified trading price levels during a three-year performance period following the grant date (300,000 shares for a $12.00 price level, an additional 150,000 shares for a $15.00 price level and an additional 150,000 shares for a $20.00 price level) and otherwise have terms substantially similar to those of performance stock units issued under the Omnibus Plan.

•

eligibility to receive an annual cash performance bonus under the Company’s existing short-term incentive plan with a 2021 annual target of 100% of base salary (prorated for the number of days of employment during 2021), based on the achievement of performance goals, as determined by the Company’s Board;

•

eligibility under the Severance Plan, as amended by Mr. Carr’s participation agreement, to receive upon termination of employment by Mr. Carr for Good Reason (as defined in the Severance Plan) or by the Company for any reason other than Cause (as defined in the Severance Plan, but modified to be subject to a notice and cure period with respect to non-willful performance deficiencies) severance benefits equal to 12 months (24 months, if occurring during a Change-in-Control Period (as defined in the Severance Plan)) of base salary and a prorated portion (the full amount, if occurring during a Change-in-Control Period) of Mr. Carr’s target cash incentive bonus for the applicable year;

•	eligibility for certain travel, temporary living, and relocation benefits for up to three years from Mr. Carr’s start date; and

•

participation in the benefit plans and programs of the Company in which similarly situated employees of the Company participate, as may be in effect from time to time, and accrual of 20 days of vacation per year.

On July 13, 2021, the Company’s Board and the independent directors of the Board approved the Calyxt, Inc. 2021 Employee Inducement Incentive Plan (the “Inducement Plan”) and reserved 600,000 shares of the Company’s common stock for issuance upon vesting of the PSUs granted to Mr. Carr on July 27, 2021. The Inducement Plan’s terms are substantially similar to the terms of the Omnibus Plan. The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. The PSUs granted to Mr. Carr on July 27, 2021, constitute an inducement material to Mr. Carr’s entering into employment with the Company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules.

Mr. Carr is the only participant in the Inducement Plan, and the PSUs granted in connection with the commencement of Mr. Carr’s employment are the only awards that will be granted under the Inducement Plan.

Mr. Carr has also entered into a customary non-competition, non-solicitation, confidentiality and inventions agreement and the Company’s standard indemnification agreement.

James A. Blome

We were party to an employment agreement with our Chief Executive Officer, James A. Blome, dated as of September 17, 2018. Pursuant to his employment agreement, the term of Mr. Blome’s employment began on October 1, 2018, and ended on February 19, 2021, upon termination without cause, as defined therein.

Pursuant to Mr. Blome’s employment agreement, his initial base salary was established at $635,000 and remained in effect for 2020. He was also eligible to receive an annual cash bonus with a target value of 75% of his base salary based on his achievement of individual and/or company performance goals as determined by the Compensation Committee of the Board. Mr. Blome’s base salary and his target bonus percentage were subject to periodic review.

Mr. Blome’s employment agreement provided that for each calendar year during which Mr. Blome is employed by Calyxt, he was eligible to receive an annual performance award comprised of 50,000 RSUs and 125,000 stock options. The annual equity awards he received were subject to the achievement of performance metrics, the annual RSU awards vested in accordance with the vesting schedule described above for the September 2018 RSUs, and the annual stock option awards vested in accordance with our equity incentive plan. Mr. Blome received his 2020 annual performance award comprised of 175,000 stock options on August 4, 2020. All unvested stock options, RSUs, and PSUs were forfeited by Mr. Blome upon his termination.

Mr. Blome was entitled to compensation and benefits as part of his termination without cause, and in the first quarter of 2021 we recorded approximately $2.3 million of cash expense for separation-related payments. The cash payments to Mr. Blome will be made over a period of 24 months from the date his separation agreement is executed, which was March 8, 2021. Mr. Blome is entitled to receive a pro-rata portion of his annual performance bonus, calculated as the maximum annual performance bonus target amount. Mr. Blome’s employment agreement also includes customary non-solicitation, non-compete, intellectual property, and confidentiality provisions.

Yves Ribeill

On March 15, 2021, the Company approved a new compensation arrangement for its Executive Chair, Yves Ribeill, in connection with his assumption of this executive role. Dr. Ribeill’s compensation was in the form of equity and cash. Dr. Ribeill received RSUs valued at $50,000 per month for his service as Executive Chair, additional RSUs valued at $200,000 upon the hiring of a new Chief Executive Officer, and he had the potential to receive a cash bonus of up to $500,000. Dr. Ribeill’s cash bonus was to be based on the Company’s year-end cash balance at December 31, 2021. Given the Company’s year-end cash balance at December 31, 2021, Dr. Ribeill did not receive a cash bonus.

The RSUs were granted pursuant to the Company’s 2017 Omnibus Incentive Plan. The RSUs vest in three one-third installments upon (i) the date of hiring of a new Chief Executive Officer (the “CEO Start Date”), (ii) the six-month anniversary of the CEO Start Date, and (iii) the one-year anniversary of the CEO Start Date. In addition, Dr. Ribeill continued to receive compensation for his service as a director and Chair of the Board.

On April 1, 2021, May 3, 2021, May 27, 2021, June 1, 2021, July 1, 2021, and July 27, 2021, Dr. Ribeill received 11,061, 6,287, 18,730, 7,978, 8,032, and 33,619 RSUs, respectively. Additionally, on May 27, 2021, Dr. Ribeill received 10,291 stock options for his service as a director.

William F. Koschak

We are party to an employment agreement with our Chief Financial Officer, William F. Koschak, dated as of December 19, 2018. Pursuant to his employment agreement, the term of Mr. Koschak’s employment began on January 7, 2019, and will end upon the termination of Mr. Koschak’s employment due to his death, permanent disability, or resignation or a termination by us with or without cause, as defined in Mr. Koschak’s employment agreement. Mr. Koschak’s employment agreement provides for at-will employment and may be terminated at any time, with or without cause, subject to certain severance benefits described below.

Mr. Koschak’s current base salary is $340,000. He is also eligible to receive an annual cash bonus with a target value of 45% of his base salary and a multiplier on the annual target of 0.7 to 1.5x based on his achievement of individual and/or company performance goals as determined by the Board. Mr. Koschak’s base salary and his target bonus percentage are subject to periodic review. Under his employment agreement, Mr. Koschak was also entitled to a stock option award to purchase 180,000 shares of our common stock, which was granted on February 8, 2019. Mr. Koschak has received additional stock option, RSU, and PSU awards, which are set forth for 2021 and prior years in the tables above.

Mr. Koschak is a participant in the Severance Plan, which provides plan participants with severance benefits upon termination of employment by the plan participant for Good Reason or by the Company for any reason other than for Cause or other than the plan participant’s death or Disability (each as defined in the Severance Plan). Under the terms of the Severance Plan, Mr. Koschak is entitled to the following compensation (“Severance Benefits”) upon such a qualifying termination:

•	An amount equal to the plan participant’s base salary for a period of 12 months, beginning on the plan participant’s date of termination; and

•

A prorated portion of the plan participant’s target incentive bonus under the Company’s annual cash incentive plan for the applicable year, prorated for the number of days elapsed in the applicable year.

Plan participants will also be entitled to any unpaid amounts earned under the annual cash incentive plan for the preceding year, based upon actual performance and, in certain circumstances, continuing medical and dental benefits. Severance Benefits will generally be paid in substantially equal installments over the applicable period.

Stock option awards held by plan participants shall be exercisable as to the vested portion for a period of 90 days following the plan participant’s Qualifying Termination or the stated expiration date, whichever is earlier, so long as the Qualifying Termination does not occur during a period of 27 months beginning three months before the effective date of a change-in-control (the “Change-in-Control Period”). If a Qualifying Termination occurs during a Change-in-Control Period, (i) all time-based vesting conditions applicable to the Company equity or equity-based awards held by the plan participant will lapse and such awards will be immediately vested, and (ii) all performance-based vesting conditions applicable to outstanding equity awards will be deemed satisfied at a level reasonably determined by the Compensation Committee based on actual performance (unless otherwise specified in the plan participant’s participation agreement).

Mr. Koschak’s offer letter also included customary non-solicitation, non-compete, intellectual property, and confidentiality provisions.

Debra Frimerman

We are party to an employment agreement with our General Counsel & Corporate Secretary, Debra Frimerman dated January 21, 2019. Pursuant to her employment agreement, the term of Ms. Frimerman’s employment began on February 11, 2019, and will end upon the termination of Ms. Frimerman’s employment due to her death, permanent disability, or resignation or a termination by us with or without cause, as defined in her employment agreement. Ms. Frimerman’s employment agreement provides for at-will employment and may be terminated at any time, with or without cause, subject to certain severance benefits described below.

Ms. Frimerman’s current base salary is $321,000. She is also eligible to receive an annual performance bonus in cash with a target value of 40% of her base salary and a multiplier on the annual target of 0.7 to 1.5x based on her achievement of individual and/or company performance goals as determined by the Board. Under her employment agreement, Ms. Frimerman was also entitled to a stock option award to purchase 100,000 shares of our common stock, which was granted on May 13, 2019. Ms. Frimerman has received additional stock option, RSU, and PSU awards, which are disclosed for 2021 and prior years in the tables above.

Under her employment agreement, if Ms. Frimerman’s employment is terminated by us without cause (as defined in her employment agreement), she is eligible to receive a pro rata annual performance bonus and 12 months of base salary paid in installments. We may condition any severance pay to Ms. Frimerman upon her entering into a full release of claims in favor of us. If Ms. Frimerman voluntarily terminates her employment or her employment terminates due to death or disability, she will be entitled only to accrued base salary and other accrued amounts. Ms. Frimerman is eligible to participate in the Severance Plan, which would supersede the applicable terms of her employment agreement, if she executes a Severance Plan participation agreement.

Ms. Frimerman’s offer letter also included customary non-solicitation, non-compete, intellectual property, and confidentiality provisions.

DIRECTOR COMPENSATION

The following table sets forth the amount of compensation we paid to our directors during our fiscal year 2021. Our directors each received a cash stipend of $50,000 per year for Board service. Each committee chair also received additional cash compensation for such service in that year in the amounts of $7,500 for the chair of the Nominating & Corporate Governance Committee, $12,500 to the chair of the Compensation Committee, and $15,000 to the chair of the Audit Committee. Cash compensation is pro-rated based upon the date a director joins the Board. The Board has determined there will be no cash stipends paid for Board service in 2022. Directors also receive equity compensation upon joining the Board and each year for their service. Directors received grants of stock options and RSUs in 2021 for service in amounts determined by the Board. Mr. Arthaud elected to not receive compensation for his Board service during 2021. In 2021, Mr. Carr does not receive any additional compensation for his Board service.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Laurent Arthaud	$—	$—	$—	$—	$—
Michael Carr (3)	—	—	—	—	—
Philippe Dumont (4)	50,000	30,401	29,153	—	109,554
Jonathan B. Fassberg (4)	50,000	30,401	29,153	—	109,554
Anna Ewa Kozicz-Stankiewicz (5)	57,500	30,401	36,150	—	124,051
Kimberly K. Nelson (6)	65,000	30,401	43,147	—	138,548
Christopher J. Neugent (7)	62,500	70,651	40,816	—	173,967
Yves J. Ribeill, Ph.D. (8)	—	—	—	—	—

(1)

This column reflects the fair value of restricted stock units (“RSUs”) and performance stock units (“PSUs”) granted in 2021 and 2020 based on the stock price on the date of grant. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be realized by the NEOs. Amounts listed in this column are calculated in accordance with FASB ASC Topic 718, as disclosed in Note 6 “Stock-Based Compensation” to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(2)	This column reflects the fair value of options granted in 2021 based on their grant date fair value calculated in accordance with FASB ASC Topic 718.
(3)	Mr. Carr was appointed to the Board in July 2021 upon joining the Company as its President and Chief Executive Officer. Information for Mr. Carr can be found in the Executive Compensation table.
(4)	Mr. Dumont and Mr. Fassberg each received 7,204 RSUs and options to purchase 10,291 shares of common stock with a grant date of May 27, 2021.
(5)	Ms. Kozicz received 7,204 RSUs and options to purchase 12,761 shares of common stock with a grant date of May 27, 2021.
(6)	Ms. Nelson received 7,204 RSUs and options to purchase 15,231 shares of common stock with a grant date of May 27, 2021.
(7)

Mr. Neugent received 7,204 RSUs and options to purchase 14,408 shares of common stock with a grant date of May 27, 2021. Additionally, Mr. Neugent received 5,000 RSUs with grant date of March 12, 2021.

(8)	Information for Dr. Ribeill can be found in the Executive Compensation table.

As of December 31, 2021, our directors held RSUs for the following number of shares of our common stock: (i) Mr. Dumont, 11,124, RSUs, (ii) Mr. Fassberg, 17,004 RSUs, (iii) Ms. Kozicz, 11,124 RSUs, (iv) Ms. Nelson, 7,204 RSUs, and (v) Mr. Neugent, 22,204 RSUs. For Mr. Carr and Dr. Ribeill share information, see Executive Compensation.

As of December 31, 2021, our directors held stock options for the following number of shares of our common stock: (i) Mr. Dumont, 52,191 shares, (ii) Mr. Fassberg, 49,691 shares, (iii) Ms. Kozicz, 52,161 shares, (iv) Ms. Nelson, 77,731 shares, and (v) Mr. Neugent, 56,308 shares. For Mr. Carr and Dr. Ribeill share information, see Executive Compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2021, the following directors served as a member of our Compensation Committee: Mr. Arthaud, Mr. Dumont, Mr. Neugent (chair), and Dr. Ribeill. Other than Dr. Ribeill, no member of our Compensation Committee was an officer or employee of Calyxt during 2021 or was formerly an officer of Calyxt. Dr. Ribeill served as our interim Chief Executive Officer from August 2018 until October 2018 and as Executive Chair from February 2021 until August 2021. During 2020, none of our executive officers served as a member of the Compensation Committee (or other committee performing similar functions) or as a director of any other entity of which an executive officer served on our Board or our Compensation Committee. None of the directors who served on our Compensation Committee during 2021 has any relationship requiring disclosure under this caption under SEC rules.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 6, 2022, for:

•	each person whom we know to own beneficially more than 5% of our common stock;

•	each director and named executive officer individually; and

•	all directors and executive officers as a group.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares that may be acquired within 60 days of the date for which information is presented. Shares that may be acquired within 60 days are deemed outstanding for computing the percentage of the person holding such rights but are not outstanding for purposes of computing the percentage of any other person. The percentage of beneficial ownership for the following table is based on 42,768,163 shares of Calyxt common stock outstanding as of April 6, 2022.

Unless otherwise indicated, the address for each listed director and named executive officer is c/o Calyxt, 2800 Mount Ridge Road, Roseville, MN 55113. The address of Cellectis is 8, rue de la Croix Jarry, 75013, Paris, France.

	Calyxt Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage of Class
5% Beneficial Owners:
Cellectis S.A. (1)	23,963,175	56.03%
FMR LLC (2)	2,811,480	6.57%
Armistice Capital Master Fund Ltd. (3)	4,272,539	9.99%

	Calyxt Common Stock Beneficially Owned
Name of Beneficial Owner †	Number of Shares	Percentage of Class
Directors and Named Executive Officers:
Laurent Arthaud	—	*
Philippe Dumont (4)	65,396	*
Jonathan B. Fassberg (5)	48,361	*
Anna Ewa Kozicz-Stankiewicz (6)	62,816	*
Kimberly K. Nelson (7)	49,685	*
Christopher J. Neugent (8)	73,312	*
Yves J. Ribeill, Ph.D. (9)	297,736	*
James A. Blome	40,909	*
Michael A. Carr	10,000	*
Debra Frimerman (10)	79,497	*
William F. Koschak (11)	149,727	*
Directors and current executive officers as a group (11 persons) (12)	958,332	2.2%

†	As of April 6, 2022, there were no directors or named executive officers that beneficially owned ordinary shares of Cellectis S.A.
*	Represents beneficial ownerships of less than one percent of our outstanding shares of common stock.
(1)

Based upon an Amendment No. 4 to Schedule 13D filed by Cellectis with the SEC on October 16, 2020, in which Cellectis reports sole voting power over 23,963,175 shares and sole dispositive power over 23,963,175 shares.

(2)

Based upon an Amendment No. 3 to Schedule 13G filed by FMR LLC and Abigail P. Johnson on February 8, 2022, wherein such reporting persons report sole voting power over 1,307,287 shares and sole dispositive power over 2,811,480 shares. Abigail P. Johnson is a director, the chairman and the chief executive officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. FMR LLC is the parent company of Fidelity Management & Research Company, which carries out the voting of shares owned by various Fidelity funds under written guidelines established by the Fidelity funds’ boards of trustees. The address of Fidelity Management & Research Company is 245 Summer Street, Boston, Massachusetts 02210.

(3)

Includes 1,837,155 shares held by Armistice Capital Master Fund Ltd. (“Master Fund”) and 2,435,384 shares that the Master Fund has the right to acquire upon exercise of outstanding pre-funded warrants within 60 days of April 6, 2022, which warrants are subject to a beneficial ownership limitation that precludes the Master Fund from exercising any portion of them to the extent that, following the exercise, the Master Fund’s ownership of the Company’s common stock would exceed 9.99% of the total number of the Company outstanding shares. The reported securities are directly owned by the Master Fund, a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Each of Armistice Capital and Mr. Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein, and this report shall not be deemed an admission that either of them are the beneficial owners of the securities for purposes of Section 16 of the Exchange Act, or for any other purpose.

(4)

Includes 40,322 shares of Calyxt common stock that Mr. Dumont has the right to acquire upon the exercise of stock options within 60 days of April 6, 2022, and 7,204 RSUs expected to lapse within 60 days of April 6, 2022.

(5)

Includes 30,377 shares of Calyxt common stock that Mr. Fassberg has the right to acquire upon the exercise of stock options within 60 days of April 6, 2022, and 7,204 RSUs expected to lapse within 60 days of April 6, 2022.

(6)

Includes 41,667 shares of Calyxt common stock that Ms. Kozicz has the right to acquire upon the exercise of stock options within 60 days of April 6, 2022, and 7,204 RSUs expected to lapse within 60 days of April 6, 2022.

(7)

Includes 42,481 shares of Calyxt common stock that Ms. Nelson has the right to acquire upon the exercise of stock options within 60 days of April 6, 2022, and 7,204 RSUs expected to lapse within 60 days of April 6, 2022.

(8)

Includes 35,328 shares of Calyxt common stock that Mr. Neugent has the right to acquire upon the exercise of stock options within 60 days of April 6, 2022, and 7,204 RSUs expected to lapse within 60 days of April 6, 2022.

(9)

Includes 201,999 shares of Calyxt common stock that Dr. Ribeill has the right to acquire upon the exercise of stock options within 60 days of April 6, 2022, and 18,730 RSUs expected to lapse within 60 days of April 6, 2022.

(10)	Includes 75,666 shares of Calyxt common stock that Ms. Frimerman has the right to acquire upon the exercise of stock options within 60 days of April 6, 2022.
(11)	Includes 126,332 shares of Calyxt common stock that Mr. Koschak has the right to acquire upon the exercise of stock options within 60 days of April 6, 2022.
(12)

Calyxt amounts include 668,338 shares of Calyxt common stock the directors and current executive officers have the right to acquire upon the exercise of options exercisable within 60 days of April 6, 2022. Calyxt amounts also include 54,750 RSUs expected to lapse within 60 days of April 6, 2022.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC, and to furnish us with copies of the reports. Specific due dates for these reports are prescribed by SEC rules and we are required to report in this Proxy Statement any failure by directors, officers, or 10% holders to file such reports on a timely basis. Based on our review of such reports and written representations from our directors and officers, we believe that all such filing requirements were timely met during 2021, except that Dr. Frey, Ms. Frimerman, Mr. Neugent, and Mr. Koschak were each late in filing a Form 4 to report the grant of RSUs and stock options on March 12, 2021. Form 4s were subsequently filed to report these transactions on March 28, 2022.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the named executive officer and director compensation arrangements discussed in “Executive Compensation” above, we describe below transactions and series of similar transactions since the beginning of our 2021 fiscal year and currently proposed transactions, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements, which are described where required under “Executive Compensation.”

Relationship with Cellectis

Prior to the completion of our initial public offering, we were a wholly owned subsidiary of Cellectis. As of April 6, 2022, Cellectis owned approximately 56.03% of our common stock.

IPO Framework Documents

In connection with our initial public offering, we and Cellectis entered into certain agreements that relate to our relationship with Cellectis and provide a framework for our ongoing relationship. The material agreements are filed as exhibits to our Annual Report on Form 10-K filed with the SEC on March 3, 2022. The discussions below are qualified in their entirety by reference to the full text of such agreements.

Management Services Agreement

We are party to a management services agreement dated January 1, 2016, with Cellectis and Cellectis, Inc., a wholly owned subsidiary of Cellectis, pursuant to which Cellectis and Cellectis, Inc. provide certain services to us, including certain general management, finance, investor relations, communication, legal, intellectual property, human resources and information technology services. In consideration for such services, we pay certain fees, consisting of reimbursement of all costs and expenses reasonably incurred by Cellectis and Cellectis, Inc. in connection with the provision of such services, payment of a mark-up, ranging between zero and 10%, corresponding to a percentage of certain of the costs and expenses, and reimbursement of certain subcontracting costs and expenses.

During the year ended December 31, 2021, we made nominal payments to Cellectis for services provided under our management services agreement which exclude direct re-invoicing and royalties paid to Cellectis.

Stockholders Agreement

As of December 31, 2021, Cellectis owned 61.8% of our outstanding shares of common stock. Pursuant to our stockholders’ agreement, Cellectis will have certain contractual rights for so long as it beneficially owns at least 50 percent of the then outstanding shares of our common stock, including approval rights over a significant number of key aspects of our operations and management. In addition, though their rights are diminished compared to when they own more than 50 percent of our then outstanding common stock, Cellectis will also maintain certain significant rights, including a right to nominate a majority of our board of directors, as long as it beneficially owns at least 15 percent of the then outstanding shares of our common stock. As a result, Cellectis controls the direction of our business, and the concentrated ownership of our common stock and the contractual rights described above will prevent stockholders from influencing significant decisions.

License Agreement with Cellectis

Through our perpetual license agreement with Cellectis, we have (i) access to intellectual property that broadly covers the use of engineered nucleases for plant gene editing, (ii) exclusive sublicense rights (subject to existing non-exclusive sublicenses to third parties) to intellectual property exclusively licensed to Cellectis from the University of Minnesota in the field of researching, developing, and commercializing agricultural and food products, and (iii) a non-exclusive license to use the TALEN trademark in connection with our use of licensed products under the agreement. In consideration for the license from Cellectis, we are required to pay to Cellectis, on a product-by-product and country-by-country basis, a royalty of three percent of net sales less certain items as defined, including costs for grain and seed of any products that are covered by the patents licensed from Cellectis. In addition, we are required to pay Cellectis 30 percent of revenue we receive for sublicensing our rights under the agreement to third parties. Our payment obligations to Cellectis will expire upon the expiration of the last-to-expire valid claim of the patents licensed to us by Cellectis.

During the year ended December 31, 2021, Calyxt incurred expenses related to the stated license agreements with Cellectis in the amount of $0.2 million.

Indemnification Agreements

Our Board has adopted a policy to enter into indemnification agreements with each of our directors and officers. Such indemnification agreements and our Certificate of Incorporation and bylaws will require us, subject to certain exceptions, to indemnify and hold harmless our directors and officers to the fullest extent permitted by Delaware law.

Policy Concerning Related Person Transactions

We maintain a written related person transaction approval policy, for the review of any transaction, arrangement, or relationship in which we are a participant, if the amount involved exceeds $100,000 and one of our executive officers, directors, director nominees, or beneficial holders of more than 5% of our total equity (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest. This policy was not in effect when we entered into the management, stockholders, or license agreements with Cellectis described above.

Each of the agreements between us and Cellectis that were entered into in connection with our initial public offering, and any transactions contemplated thereby, were and will be deemed approved under and not subject to the terms of such policy. Any future amendment to such agreements would be subject to our related person transaction approval policy. If a related person, other than Cellectis and its affiliates, proposes to enter into such a transaction, arrangement, or relationship, which we refer to as a related person transaction, the related person must report the proposed related person transaction to the General Counsel, who will present the proposed related party transaction to the Audit Committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. If the proposed related person transaction involves related persons constituting a majority of the members of the Audit Committee, such review will be undertaken by the disinterested members of the board who are also independent directors (each such body, as applicable, referred to as the “Committee” for the purpose of this paragraph).

In approving or rejecting such proposed transactions, the Committee will be required to consider relevant facts and circumstances. The Committee will approve only those transactions that, considering known circumstances, are deemed to be in our best interests. If any member of the Committee is not a disinterested person with respect to the related person transaction under review, that member will be excluded from the review and approval or rejection of such related person transaction; provided, however, that such Committee member may be counted in determining the presence of a quorum at the meeting of the Committee at which such transaction is considered. If we become aware of an existing related person transaction which has not been approved under the policy, the matter will be referred to the Committee. The Committee will evaluate all options available, including ratification, revision, or termination of such transaction.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

A number of brokers with account holders who are Calyxt, Inc. stockholders will be “householding” our proxy materials. A single Notice of Internet Availability or, if requested, set of proxy materials or Annual Report may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability and/or separate proxy statement and Annual Report, please notify your broker and direct your written request to Calyxt, Inc., 2800 Mount Ridge Road, Roseville, MN 55113, Attn: Secretary, or call (651) 683-2807. The Company undertakes to deliver promptly to a stockholder upon such written or oral request a separate Notice of Internet Availability, and, if requested, set of proxy materials or Annual Report. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Michael A. Carr
President & Chief Executive Officer
Roseville, Minnesota

Dated:                 , 2022

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CALYXT, INC.

Calyxt, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

(1)	The name of the Corporation is Calyxt, Inc (the “Corporation”).

(2)	The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 25, 2017.

(3)

Pursuant to and in accordance with Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment hereby further amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation to amend and restate in its entirety Section 1 of Article 4 as follows:

“Section 1. The total number of shares of stock which the Corporation shall have authority to issue is 325,000,000, consisting of 275,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 50,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). Upon filing and effectiveness of this Certificate of Amendment with the Secretary of State of Delaware (the “Effective Time”), every [●]1 issued and outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of Common Stock (the “Reverse Stock Split”). The number of authorized shares of Common Stock of the Corporation and the par value of the Common Stock shall remain as set forth in this Amended and Restated Certificate of Incorporation, as amended. No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu of any fractional shares to which a stockholder would otherwise be entitled (after taking into account all fractional shares of Common Stock otherwise issuable to such holder), all fractional shares resulting from the Reverse Stock Split shall be rounded up to the nearest whole share. The capital of the Corporation will not be reduced under or by reason of any amendment herein certified.”

(4)	This Certificate of Amendment shall become effective as of [ ] at [a.m./p.m.].

(5)

This Certificate of Amendment was duly proposed and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the affirmative vote of the holders of a majority of the Corporation’s outstanding stock entitled to vote thereon.

* * * * *

[1]

To be a whole number of shares of Calyxt’s Common Stock between and including 2 and 10. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by Calyxt’s Board of Directors to be in the best interests of Calyxt and its stockholders.

IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this day of                     .

CALYXT, INC.

By:
Name:
Title:

BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O CALYXT, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CLXT2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D78049-P70692 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CALYXT, INC.Proposals - The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and FOR Proposal 3. 1. Election of Directors: To elect 8 directors for one year and until their successors have been elected and qualified. 1a. Dr. Yves Ribeill 1b. Mr. Laurent Arthaud 1c. Mr. Michael A. Carr 1d. Mr. Philippe Dumont 1e. Mr. Jonathan Fassberg 1f. Ms. Anna Ewa Kozicz-Stankiewicz 1g. Ms. Kimberly Nelson 1h. Mr. Christopher Neugent 2. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2022. 3. Approval of the Amendment to the Amended and Restated Articles of Incorporation to enable a Reverse Stock Split at the Discretion of the Board of Directors. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date For Withhold for Against Abstain

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. Calyxt, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS June 1, 2022 The undersigned hereby appoints Michael A. Carr, William Koschak and Debra Frimerman, or any of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Calyxt, Inc. to be held on June 1, 2022 or at any postponement or adjournment thereof. Shares represented by this Proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, FOR Proposal 2 and FOR Proposal 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE D78050-P70692